EXHIBIT 99.1


                             JOINT FILER INFORMATION




NAME:   Nomura International plc

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom


ISSUER AND TICKER SYMBOL:  Altus Pharmaceutcals, Inc. [ALTU]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  January 31, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  Member of 13G Group reporting more than 10% ownership.



SIGNATURE:  Nomura International plc

            By: /s/ Denise Pollard-Knight
                --------------------------------
                Denise Pollard-Knight


Dated: February 1, 2006

                             JOINT FILER INFORMATION




NAME:   Nomura Phase4 Ventures LP

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom


ISSUER AND TICKER SYMBOL:  Altus Pharmaceutcals, Inc. [ALTU]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  January 31, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:   Member of 13G Group reporting
                                               more than 10% ownership.



SIGNATURE:  Nomura Phase4 Ventures LP

            By: /s/ Denise Pollard-Knight
                --------------------------------
                Denise Pollard-Knight


Dated: February 1, 2006